Exhibit 10.1

FIRST AMENDMENT TO

SENIOR SECURED TERM LOAN AGREEMENT

This First Amendment to Senior Secured Term Loan Agreement (this “Amendment”) is made as of December 29, 2011 (the “Amendment Effective Date”), by and among Terreno Realty LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”) and KeyBank National Association, a national banking association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets, as “Lead Arranger”, and the financial institutions which are signatories hereto (together with KeyBank National Association in its individual capacity, collectively the “Lenders”), and certain subsidiaries of Borrower which are signatories hereto. Any capitalized terms used in this Amendment and not otherwise defined, are defined in the Loan Agreement described below.

RECITALS

WHEREAS, the Administrative Agent, the Lead Arranger, the Lenders and the Borrower entered into that certain Senior Secured Term Loan Agreement dated as of August 23, 2011 (the “Loan Agreement”) for the purposes described therein, pursuant to which Lenders made a TEN MILLION FIFTY THOUSAND and NO/100THS DOLLARS ($10,050,000.00) loan (“Loan Amount”) to Borrower. All of the documents evidencing, securing or executed in connection with the Loan, as the same may be amended from time to time pursuant to the terms hereof, are collectively referred to as the “Loan Documents”;

WHEREAS, Borrower has requested that the Administrative Agent and the Lenders agree to increase the Loan Amount by $10,000,000 (the “Increased Loan Amount”) to $20,050,000.00, to add the property commonly known as 22205-63 West Valley Highway, Kent, Washington (the “Valley Brook Property”) to the Collateral Assets, and to make certain other modifications to the Loan Agreement;

WHEREAS, the Administrative Agent and the Lenders are willing to increase the Loan Amount and add such additional Collateral Asset provided that certain other modifications to the Loan Agreement are also made;

NOW THEREFORE in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment Effective Date. This Amendment shall become effective upon the Amendment Effective Date, which is the date on which this Amendment has been executed by all of the parties hereto and delivered to the Administrative Agent.

2. Replacement of Defined Term. Article 1 of the Loan Agreement shall be amended, as of the Amendment Effective Date, by deleting the existing definitions of “Collateral Assets” and of “Loan Amount” in their entirety and replacing them with the following:

“Collateral Assets” means the three (3) Projects commonly described as the warehouse distribution facility located at 14100 NW 60th Avenue, Miami Lakes, Florida, the multi-tenant industrial building located at 215 SE 10th Avenue, Hialeah, Florida, and the multi-tenant industrial buildings located at 22205-63 West Valley Highway, Kent, Washington, each of which is legally described on Exhibit A.

“Loan Amount” means $20,050,000.

3. Modification of Section 2.1. Section 2.1 of the Loan Agreement shall be amended, as of the Amendment Effective Date, by replacing the first paragraph in its entirety with the following:

“Subject to the terms and conditions of this Agreement, Lenders severally agree to each make one initial Loan through the Administrative Agent to Borrower on the Agreement Execution Date in an aggregate amount equal to $10,050,000. In addition, Lenders have agreed to make an additional Loan through the Administrative Agent to Borrower on the Amendment Effective Date in an aggregate amount equal to $10,000,000.

4. Modification of Exhibit. Exhibit A of the Loan Agreement shall be amended, as of the Amendment Effective Date, by adding the following legal description:

“Kent, Washington:

THE SOUTH HALF OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 11, TOWNSHIP 22 NORTH, RANGE 4 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON; EXCEPT THE NORTH 319 FEET THEREOF; AND EXCEPT THE EASTERLY 50 FEET THEREOF AS RIGHTS-OF-WAY FOR DRAINAGE DITCH NO. 1 AND WEST VALLEY HIGHWAY (S.R. 181) AS CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 32912 AND WIDENED UNDER RECORDING NUMBER 8903280615; AND EXCEPT THE WEST 40 FEET THEREOF AS CONVEYED TO THE CITY OF KENT FOR 64TH AVENUE SOUTH BY DEEDS RECORDED UNDER RECORDING NUMBERS 7401160015, 7401160016 AND 7401160017.”

5. Modification of Schedule. Schedule 5 of the Loan Agreement shall be amended, as of the Amendment Effective Date, by adding the following:

“TERRENO VALLEY CORPORATE LLC, a Delaware limited liability company”

6. Approvals. The Lenders hereby approve the addition of 22205-63 West Valley Highway, Kent, Washington as a Collateral Asset and the funding of the Increased Loan Amount once Borrower has (a) delivered all Eligible Collateral Asset Documents, and (b) satisfied all Conditions Precedent set forth in Article IV of the Loan Agreement with regards to the Valley Brook Property, including but not limited to the execution and delivery of that certain Joinder Agreement to the Subsidiary Guaranty and related amendment to the Collateral Assignment, forms of which are attached hereto as Exhibit A and Exhibit B, respectively.

7. Commitment Fee. As long as all or any portion of the Increased Loan Amount remains outstanding on the following due dates, Borrower shall pay an incremental fee on account of the Increased Loan Amount, as follows:

•	On the date that is 90 days after the Amendment Effective Date, a fee of one tenth of one percent (0.1%) of the Increased Loan Amount, or $10,000

•	On the date that is 180 days after the Amendment Effective Date, a fee of one eighth of one percent (0.125%) of the Increased Loan Amount, or $12,500

•	On the date that is 270 days after the Amendment Effective Date, a fee of three twentieths of one percent (0.15%) of the Increased Loan Amount, or $15,000

•	On the date that is 360 days after the Amendment Effective Date, a fee of two tenths of one percent (0.2%) of the Increased Loan Amount, or $20,000

8. Special Release Provision. Borrower may prepay any portion of the Increased Loan Amount at any time so long as no Default or Event of Default exists under the Loan Agreement or the Loan Documents, and if such principal pay down reduces the outstanding Loan Amount to $10,050,000 or less and if no Default or Unmatured Default then exists, the Agent is hereby authorized on behalf of the Lenders to release the Valley Brook Property from the Collateral Assets and terminate its security interest in the Pledged Equity Interests of Terreno Valley Corporate, LLC with respect thereto.

9. References. Each of the parties hereby consents to all of the changes made to the Loan Agreement pursuant to this Amendment and agrees that each reference in the Loan Documents to the Loan Agreement shall deemed to be a reference to the Loan Agreement as amended by this Amendment.

10. Representations and Warranties. Borrower hereby remakes, as of the Amendment Effective Date, all of the representations and warranties of Borrower in Article 5 of the Loan Agreement and each reference therein to “the date hereof” or “the Agreement Execution Date” shall be deemed to be a reference to the Amendment Effective Date. Borrower hereby further represents and warrants to Administrative Agent and Lenders as follows:

a) This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable in accordance with its terms;

b) Except as expressly modified hereby, the Loan Documents are ratified and confirmed hereby, are in full force and effect, and Borrower has no defenses or offsets to the enforcement thereof or counterclaims which relate thereto;

c) Upon execution and delivery of this Amendment and satisfaction of the conditions to the effectiveness of this Amendment, to the best of Borrower’s knowledge, information and belief, no Default shall exist under the Loan Documents; and

d) Borrower and Guarantors all have full power and authority to execute this Amendment.

11. Governing Law. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to Federal laws applicable to national banks.

12. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

13. Continued Effect. Other than as expressly amended herein, Borrower and Guarantors all agree that the Loan Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, Borrower, Administrative Agent and the Lenders have executed this Agreement as of the date first above written.

TERRENO REALTY LLC, a Delaware limited liability company

By:	TERRENO REALTY CORPORATION, a Maryland corporation, its sole member

	By:	/s/ Jaime J. Cannon
Name: Jaime J. Cannon
Title: Senior Vice President

Address for Notices:

16 Maiden Lane, Fifth Floor
San Francisco, CA 94108

KEYBANK NATIONAL ASSOCIATION, Individually and as Administrative Agent

By: /s/ Joshua K. Mayers
Print Name: Joshua K. Mayers
Title: Vice President

127 Public Square, 8th Floor
OH-01-27-0839
Cleveland, Ohio 44114
Phone: 216-689-0213
Facsimile: 216-689-5819
Attention: Joshua Mayers
Joshua_Mayers@KeyBank.com

With a copy to:	KeyBank Real Estate Capital
Mailcode: OH-01-49-0424
4900 Tiedeman Rd.; 4th Floor NE Corner
Brooklyn, Ohio 44144-2302
Phone: 216-813-1603
Facsimile: 216-370-6206
Attention: John Hyland

The undersigned, being the Parent Guarantor under the Loan Agreement, hereby consents to and approves of this Amendment and agrees that the Parent Guaranty shall continue in full force and effect.

TERRENO REALTY CORPORATION a Maryland corporation

By:	/s/ Jaime J. Cannon
Print Name: Jaime J. Cannon
Title: Senior Vice President

Terreno Realty Corporation
16 Maiden Lane, Fifth Floor
San Francisco, CA 94108
Attention: Jaime Cannon
Telephone: (415) 655-4593
Facsimile: (415) 655-4599

The undersigned, being the Subsidiary Guarantors under the Loan Agreement, hereby consents to and approves of this Amendment and agrees that the Subsidiary Guaranty shall continue in full force and effect.

TERRENO 10TH AVENUE LLC, a Delaware limited liability company

By:	TERRENO REALTY LLC, a Delaware limited liability company, its Manager

By:	TERRENO REALTY CORPORATION, a Maryland corporation, its sole member

	By:	/s/ Jaime J. Cannon
	Name:	Jaime J. Cannon
	Title:	Senior Vice President

TERRENO 60TH AVENUE LLC, a Delaware limited liability company

By:	TERRENO REALTY LLC, a Delaware limited liability company, its Manager

By:	TERRENO REALTY CORPORATION, a Maryland corporation, its sole member

	By:	/s/ Jaime J. Cannon
	Name:	Jaime J. Cannon
	Title:	Senior Vice President

Terreno Realty Corporation
16 Maiden Lane, Fifth Floor
San Francisco, CA 94108
Attention: Jaime Cannon
Telephone: (415) 655-4593
Facsimile: (415) 655-4599